UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  April 20, 2010

InfoLogix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-125575	20-1983837
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

101 E. County Line Road, Hatboro, Pennsylvania	19040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (215) 604-0691

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 20, 2010, InfoLogix, Inc. (the “Company”) received a staff determination letter from the Nasdaq Stock Market (“Nasdaq”) regarding the Company’s non-compliance with the Nasdaq continued listing standards.  As previously reported, the Company received a notice from Nasdaq on August 19, 2009 that its reported stockholders’ equity as of June 30, 2009 fell below the minimum stockholders’ equity requirement of $2,500,000 set forth in Nasdaq Listing Rule 5550(b)(1) and that it did not meet the alternatives for complying with the continued listing standards under Nasdaq Listing Rule 5550(b) of market value of listed securities or net income from continuing operations.  Pursuant to the Listing Rules, Nasdaq granted an exception on October 30, 2009 to allow the Company to regain compliance and on November 23, 2009 the Company filed a Form 8-K stating it believed it had regained compliance with Rule 5550(b)(1).

According to the Company’s Form 10-K for the fiscal year ended December 31, 2009, however, the Company’s stockholders’ deficit of $2,544,000 as of December 31, 2009 fell below the minimum stockholders’ equity requirement set forth in Rule 5500(b)(1) and Nasdaq has determined to delist the Company’s securities unless it requests a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) on or before April 27, 2010.  The Company intends to request a hearing before the Panel within the deadline and, as a result, its common stock will remain listed on Nasdaq pending the issuance of a decision by the Panel following the hearing. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFOLOGIX, INC.

Date: April 23, 2010	By:	/s/ John A. Roberts
John A. Roberts
Chief Financial Officer